Exhibit 99.1

NEWS RELEASE

Devon Energy Reports Third-Quarter 2018 Results

Highlights

•	Delaware Basin and Eagle Ford drive U.S. production outperformance

•	Third-quarter upstream capital expenditures were 9 percent below guidance

•	Operating cash flow expands 61 percent year over year to $807 million

•	Free cash flow generation reaches $249 million in third quarter

•	Stock-repurchase program on pace to decrease share count by 20 percent

OKLAHOMA CITY – Nov. 6, 2018 – Devon Energy Corp. (NYSE: DVN) today reported operational and financial results for the third quarter of 2018. Also included within the release is the company’s guidance outlook for the fourth quarter of 2018.

“Devon continued to execute at a high level on its U.S.-focused growth initiatives,” said Dave Hager, president and CEO. “Our third-quarter performance was highlighted by improving well productivity and capital efficiency that drove U.S. production above the high end of guidance with a total capital investment well below forecast. Furthermore, our unwavering commitment to capital discipline allowed us to comfortably fund our drilling programs and generate free cash flow in the quarter.

“In addition to our strong operational and financial results, we also made significant progress building per-share value through our industry-leading $4 billion share-repurchase program,” Hager said. “Given the value proposition of our current share price, we opportunistically accelerated the buyback of our shares and are on track to repurchase approximately 20 percent of the company’s outstanding shares by the time we complete the program in the first quarter of 2019.”

Delaware Basin and Eagle Ford Drive U.S. Production Outperformance

Devon’s total companywide production averaged 522,000 oil-equivalent barrels (Boe) per day in the third quarter. With the company’s capital programs focused on expanding higher-margin production, oil and natural gas liquids (NGLs) volumes increased to 67 percent of the product mix.

Third-quarter production was highlighted by results from Devon’s U.S. resource plays, which are attaining the highest returns in the company’s portfolio. U.S. production averaged 418,000 Boe per day in the quarter, exceeding the company’s third-quarter guidance range, adjusted for asset sales, of 398,000 to 417,000 Boe per day.

Within Devon’s diversified U.S. portfolio, the strongest asset-level performance was achieved by the company’s Delaware Basin operations in southeast New Mexico. Oil production from this world-class asset increased 45 percent year over year, driving volumes in the Delaware to 79,000 Boe per day. A key driver of growth was seven prolific Wolfcamp wells around the state-line area that averaged initial 30-day rates of 4,000 Boe per day per well.

Devon’s Eagle Ford assets in south Texas also delivered strong results, with production advancing 12 percent compared to the second quarter of 2018. The growth was driven by 20 high-rate wells brought online during the quarter that averaged initial 30-day rates of approximately 3,000 Boe per day per well.

With the strong well productivity Devon has achieved year to date in the U.S., light-oil production growth from retained assets is on track to advance 17 percent in 2018. This growth rate is trending at approximately 200 basis points above the company’s original budget expectations, adjusted for asset sales.

For additional details on Devon’s E&P operations and preliminary 2019 outlook, please refer to the company’s third-quarter 2018 operations report at www.devonenergy.com.

Capital Spending Below Q3 Guidance; No Change to 2018 Outlook

In addition to the strong U.S. production performance, the company maintained discipline with its capital program. Devon’s upstream capital spending was $523 million in the third quarter, which was $52 million, or 9 percent below the company’s midpoint guidance.

For the full year, Devon has made no modifications to its capital outlook and expects its upstream capital spending to be approximately $2.4 billion in 2018.

Premium Gulf Coast Pricing Drives Upstream Revenue Higher

Devon’s upstream revenue, excluding commodity derivatives, totaled $1.6 billion in the third quarter, a 29 percent improvement compared to the year-ago quarter. Contributing factors to revenue growth were higher commodity price realizations and growth in higher-margin, liquids production.

Revenue associated with NGLs production delivered the highest growth, advancing 134 percent year over year. The company’s NGLs volumes are benefitting from direct access to premium Mont Belvieu pricing through fixed, low-cost transportation and fractionation agreements.

Also contributing to higher revenues were firm transport and marketing agreements that provide the majority of Devon’s U.S. oil production direct access to advantaged Gulf Coast pricing. Combined with price protection provided by regional basis swaps, oil realizations in the U.S. averaged approximately 97 percent of the West Texas Intermediate (WTI) benchmark.

The company’s heavy-oil business in Canada continues to benefit from Western Canadian Select (WCS) basis swaps on approximately 50 percent of its estimated oil production in 2018. These attractive WCS basis swaps are locked in at $15 off WTI pricing and have generated cash settlements of $193 million year to date.

Operating Costs Improve and Field-Level Margins Expand

Devon’s largest field-level cost, lease operating expense and transportation, totaled $453 million, or $9.45 per Boe in the third quarter. This represents a $40 million improvement compared to the previous quarter and was 2 percent below guidance. The field-level cost savings were achieved in both the U.S. and Canada.

The improving operating costs coupled with the benefits of improved price realizations and higher-margin liquids production resulted in margin expansion for Devon. Field-level cash margin reached $22 per Boe in the third quarter, a 34 percent increase compared to the year-ago period. Field-level cash margin is computed as upstream revenues, excluding commodity derivatives, less production expenses with the result divided by oil-equivalent production volumes.

Corporate Cost Savings Initiatives Enhancing Profitability

Further enhancing Devon’s profitability is its improving general and administrative (G&A) cost structure. G&A expenses totaled $147 million in the third quarter, which was below the low end of guidance and represents a 13 percent improvement compared to the third quarter of 2017. The lower overhead costs were driven by reduced personnel expenses.

With the retirement of $828 million of debt year to date, the company expects to reduce net financing costs by $66 million on an annual basis. With reduced debt balances, Devon’s net borrowing costs (net financing costs plus capitalized interest) improved 17 percent year over year to $81 million.

The aforementioned cost savings, combined with the financial benefits related to the sale of EnLink Midstream, position Devon’s go-forward G&A and interest expense to improve by approximately $475 million annually.

Earnings Exceeds Wall Street Consensus

The company reported net earnings attributable to Devon of $2.5 billion or $5.14 per diluted share in the third quarter. Adjusting for items securities analysts typically exclude from their published estimates, the company’s core earnings totaled $324 million or $0.65 per diluted share, exceeding the consensus estimates of analysts.

With the closing of the EnLink transaction, EnLink’s financial results are no longer consolidated with Devon’s upstream business, and historical results related to EnLink are presented as discontinued operations in the company’s consolidated financial statements.

Operating Cash Flow Increases 61 Percent; Free Cash Flow Reaches $249 Million

Devon’s operating cash flow from continuing operations totaled $807 million in the third quarter, a 61 percent increase compared to the same period a year ago. This level of operating cash flow fully funded the company’s total capital investments and generated $249 million of free cash flow in the quarter.

The company also generated additional cash inflows through its ongoing divestiture activity. With the closing of the EnLink transaction in July, asset sale proceeds exceeded $3 billion in the third quarter. To date, total proceeds from Devon’s divestiture program have now reached $4.7 billion, and the company expects to achieve its $5 billion divestiture target around year-end.

Industry-Leading $4 Billion Share-Repurchase Program Advances

The company’s $4 billion share-repurchase authorization represents the largest in the upstream industry when measured as a percentage of market capitalization. To date, Devon has repurchased 67 million shares, or nearly 13 percent of outstanding shares, at a total cost of approximately $2.7 billion. The company expects to complete its $4 billion share-repurchase program during the first quarter of 2019.

Devon exited the third quarter with $3.1 billion of cash on hand and an undrawn credit facility of $3 billion. Devon has a debt balance of $6.0 billion and no significant debt maturities until mid-2021. Overall, Devon’s financial position remains exceptionally strong, with investment-grade credit ratings and excellent liquidity.

Conference Call Webcast and Supplemental Earnings Materials

Also provided with today’s release is the company’s detailed operations report that is available on the company’s website at www.devonenergy.com. The company’s third-quarter conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, Nov. 7, 2018, and will serve primarily as a forum for analyst and investor questions and answers.

Non-GAAP Disclosures

This release may include non-GAAP (generally accepted accounting principles) financial measures. Such non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Reconciliations of these non-GAAP measures and other disclosures are provided below in this release.

Forward-Looking Statements

This release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words “expects,” “believes,” “will,” “would,” “could,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding our business and operations are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to: the volatility of oil, gas and NGL prices; uncertainties inherent in estimating oil, gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; the uncertainties, costs and risks involved in oil and gas operations; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; risks related to our hedging activities; counterparty credit risks; risks relating to our indebtedness; cyberattack risks; our limited control over third parties who operate our oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses we may experience; competition for leases, materials, people and capital; our ability to successfully complete mergers, acquisitions and divestitures; and any of the other risks and uncertainties identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this release are made as of the date of this release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential, potential locations, risked and unrisked locations, estimated ultimate recovery (or EUR), exploration target size and other similar terms. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on achieving strong returns and capital-efficient cash-flow growth. For more information, please visit www.devonenergy.com.

Investor Contacts	Media Contact
Scott Coody, 405-552-4735	John Porretto, 405-228-7506
Chris Carr, 405-228-2496

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION NET OF ROYALTIES

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Oil and bitumen (MBbls/d)
U. S.	125	101	121	106
Heavy Oil	102	121	113	127

Retained assets	227	222	234	233
U.S. divested assets	8	11	9	11

Total	235	233	243	244

Natural gas liquids (MBbls/d)
U. S.	107	82	97	84
U.S. divested assets	6	12	9	12

Total	113	94	106	96

Gas (MMcf/d)
U. S.	990	967	966	966
Heavy Oil	11	16	12	17

Retained assets	1,001	983	978	983
U.S. divested assets	45	218	139	229

Total	1,046	1,201	1,117	1,212

Total oil equivalent (MBoe/d)
U. S.	396	343	379	349
Heavy Oil	104	124	115	130

Retained assets	500	467	494	479
U.S. divested assets	22	60	42	63

Total	522	527	536	542

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND

	2017		2018
	Quarter 3	Quarter 4	Quarter 1	Quarter 2	Quarter 3
Oil and bitumen (MBbls/d)
STACK	26	29	34	34	29
Delaware Basin	30	30	34	45	44
Rockies Oil	9	12	15	13	15
Heavy Oil	121	132	129	109	102
Eagle Ford	28	27	23	28	31
Barnett Shale	1	—	—	—	—
Other	7	6	6	7	6

Retained assets	222	236	241	236	227
U.S. divested assets	11	10	10	9	8

Total	233	246	251	245	235

Natural gas liquids (MBbls/d)
STACK	31	34	35	37	40
Delaware Basin	10	12	11	15	19
Rockies Oil	1	1	1	1	2
Eagle Ford	12	13	8	13	15
Barnett Shale	26	33	29	31	30
Other	2	2	1	1	1

Retained assets	82	95	85	98	107
U.S. divested assets	12	11	12	11	6

Total	94	106	97	109	113

Gas (MMcf/d)
STACK	304	307	324	329	337
Delaware Basin	86	84	93	94	103
Rockies Oil	6	8	12	13	18
Heavy Oil	16	15	12	12	11
Eagle Ford	86	87	63	74	84
Barnett Shale	484	453	458	447	447
Other	1	1	1	1	1

Retained assets	983	955	963	970	1,001
U.S. divested assets	218	220	214	158	45

Total	1,201	1,175	1,177	1,128	1,046

Total oil equivalent (MBoe/d)
STACK	108	114	123	125	126
Delaware Basin	55	57	61	76	79
Rockies Oil	11	14	18	16	19
Heavy Oil	124	134	131	111	104
Eagle Ford	54	55	41	54	60
Barnett Shale	107	109	105	105	105
Other	8	7	7	8	7

Retained assets	467	490	486	495	500
U.S. divested assets	60	58	58	46	22

Total	527	548	544	541	522

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)

	Quarter 3		September YTD
	2018	2017	2018	2017
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$69.60	$48.14	$66.79	$49.48
Natural Gas ($/Mcf) - Henry Hub	$2.91	$2.99	$2.90	$3.17

REALIZED PRICES

	Quarter Ended September 30, 2018
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$64.80	$29.59	$2.19	$34.06
Canada	$31.77	N/M	N/M	$31.24

Realized price without hedges	$50.47	$29.59	$2.19	$33.50
Cash settlements	$(3.04)	$(2.50)	$0.01	$(1.89)

Realized price, including cash settlements	$47.43	$27.09	$2.20	$31.61

	Quarter Ended September 30, 2017
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$47.12	$15.15	$2.45	$23.85
Canada	$32.25	N/M	N/M	$31.59

Realized price without hedges	$39.36	$15.15	$2.45	$25.67
Cash settlements	$0.54	$(0.03)	$0.12	$0.52

Realized price, including cash settlements	$39.90	$15.12	$2.57	$26.19

	Nine Months Ended September 30, 2018
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$64.09	$25.60	$2.21	$32.16
Canada	$27.22	N/M	N/M	$26.79

Realized price without hedges	$46.95	$25.60	$2.21	$31.00
Cash settlements	$(2.97)	$(1.62)	$0.10	$(1.44)

Realized price, including cash settlements	$43.98	$23.98	$2.31	$29.56

	Nine Months Ended September 30, 2017
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$47.84	$14.62	$2.54	$24.44
Canada	$29.10	N/M	N/M	$28.50

Realized price without hedges	$38.08	$14.62	$2.54	$25.41
Cash settlements	$0.45	$(0.02)	$0.05	$0.29

Realized price, including cash settlements	$38.53	$14.60	$2.59	$25.70

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF EARNINGS

(in millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Upstream revenues	$1,332	$1,101	$3,720	$3,974
Marketing revenues	1,247	832	3,306	2,524

Total revenues	2,579	1,933	7,026	6,498

Production expenses	554	448	1,669	1,360
Exploration expenses	32	57	133	209
Marketing expenses	1,217	843	3,250	2,571
Depreciation, depletion and amortization	416	370	1,235	1,139
Asset impairments	2	—	156	—
Asset dispositions	(6)	(170)	5	(200)
General and administrative expenses	147	170	499	546
Financing costs, net	75	78	524	238
Restructuring and transaction costs	11	—	105	—
Other expenses	(31)	(70)	14	(92)

Total expenses	2,417	1,726	7,590	5,771

Earnings (loss) from continuing operations before income taxes	162	207	(564)	727
Income tax expense (benefit)	(138)	13	(179)	13

Net earnings (loss) from continuing operations	300	194	(385)	714
Net earnings from discontinued operations, net of income tax expense	2,263	18	2,460	60

Net earnings	2,563	212	2,075	774
Net earnings attributable to noncontrolling interests	26	19	160	59

Net earnings attributable to Devon	$2,537	$193	$1,915	$715

Basic net earnings (loss) per share:
Basic earnings (loss) from continuing operations per share	$0.61	$0.37	$(0.76)	$1.36
Basic earnings from discontinued operations per share	4.56	—	4.50	—

Basic net earnings per share	$5.17	$0.37	$3.74	$1.36

Diluted net earnings (loss) per share:
Diluted earnings (loss) from continuing operations per share	$0.61	$0.37	$(0.76)	$1.35
Diluted earnings from discontinued operations per share	4.53	—	4.47	—

Diluted net earnings per share	$5.14	$0.37	$3.71	$1.35

Weighted average common shares outstanding:
Basic	491	526	513	525
Diluted	494	529	516	528

UPSTREAM REVENUES

(in millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Oil, gas and NGL sales	$1,608	$1,245	$4,534	$3,760
Derivative cash settlements	(91)	24	(211)	43
Derivative valuation changes	(185)	(168)	(603)	171

Upstream revenues	$1,332	$1,101	$3,720	$3,974

PRODUCTION EXPENSES

(in millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Lease operating expense	$234	$229	$744	$691
Gathering, processing & transportation	219	162	671	485
Production taxes	82	46	208	142
Property taxes	19	11	46	42

Production expense	$554	$448	$1,669	$1,360

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net earnings	$2,563	$212	$2,075	$774
Adjustments to reconcile net earnings to net cash from operating activities:
Earnings from discontinued operations, net of tax	(2,263)	(18)	(2,460)	(60)
Depreciation, depletion and amortization	416	370	1,235	1,139
Asset impairments	2	—	156	—
Leasehold impairments	15	16	76	80
Accretion on discounted liabilities	15	15	46	47
Total (gains) losses on commodity derivatives	276	144	814	(214)
Cash settlements on commodity derivatives	(91)	24	(211)	43
(Gains) losses on asset dispositions	(6)	(170)	5	(200)
Deferred income tax benefit	(114)	(25)	(132)	(57)
Share-based compensation	31	33	127	114
Early retirement of debt	—	—	312	—
Total (gains) losses on foreign exchange	(28)	(74)	53	(138)
Settlements of intercompany foreign denominated assets/liabilities	—	—	(243)	10
Other	42	(14)	(8)	(3)
Changes in assets and liabilities, net	(51)	(12)	(159)	121

Net cash from operating activities - continuing operations	807	501	1,686	1,656

Cash flows from investing activities:
Capital expenditures	(598)	(467)	(1,851)	(1,298)
Acquisitions of property and equipment	(19)	(6)	(35)	(39)
Divestitures of property and equipment	89	280	696	387

Net cash from investing activities - continuing operations	(528)	(193)	(1,190)	(950)

Cash flows from financing activities:
Repayments of long-term debt principal	(21)	—	(828)	—
Early retirement of debt	—	—	(304)	—
Repurchases of common stock	(1,698)	—	(2,197)	—
Dividends paid on common stock	(38)	(30)	(112)	(95)
Shares exchanged for tax withholdings	(3)	(1)	(47)	(57)

Net cash from financing activities - continuing operations	(1,760)	(31)	(3,488)	(152)

Effect of exchange rate changes on cash:
Settlements of intercompany foreign denominated assets/liabilities	—	—	243	(10)
Other	10	12	(21)	22

Total effect of exchange rate changes on cash - continuing operations	10	12	222	12

Net change in cash, cash equivalents and restricted cash of continuing operations	(1,471)	289	(2,770)	566

Cash flows from discontinued operations:
Operating activities	46	200	476	528
Investing activities	2,950	(191)	2,548	(475)
Financing activities	71	187	183	276

Net change in cash, cash equivalents and restricted cash of discontinued operations	3,067	196	3,207	329

Net change in cash, cash equivalents and restricted cash	1,596	485	437	895
Cash, cash equivalents and restricted cash at beginning of period	1,525	2,369	2,684	1,959

Cash, cash equivalents and restricted cash at end of period	$3,121	$2,854	$3,121	$2,854

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$3,102	$2,639	$3,102	$2,639
Restricted cash included in other current assets	19	73	19	73
Cash and cash equivalents included in current assets held for sale	—	142	—	142

Total cash, cash equivalents and restricted cash	$3,121	$2,854	$3,121	$2,854

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)

	September 30,	December 31,
	2018	2017
Current assets:
Cash and cash equivalents	$3,102	$2,642
Accounts receivable	1,226	989
Current assets held for sale	—	760
Other current assets	429	400

Total current assets	4,757	4,791
Oil and gas property and equipment, based on successful efforts accounting, net	13,056	13,318
Other property and equipment, net	1,146	1,266

Total property and equipment, net	14,202	14,584
Goodwill	841	841
Other long-term assets	372	296
Long-term assets held for sale	—	9,729

Total assets	$20,172	$30,241

Current liabilities:
Accounts payable	$777	$633
Revenues and royalties payable	947	748
Short-term debt	257	115
Current liabilities held for sale	—	991
Other current liabilities	1,243	828

Total current liabilities	3,224	3,315

Long-term debt	5,791	6,749
Asset retirement obligations	1,103	1,099
Other long-term liabilities	613	549
Long-term liabilities held for sale	—	3,936
Deferred income taxes	543	489
Equity:
Common stock	47	53
Additional paid-in capital	5,217	7,333
Retained earnings	2,505	702
Accumulated other comprehensive earnings	1,164	1,166
Treasury stock, at cost, 0.9 million shares in 2018	(35)	—

Total stockholders’ equity attributable to Devon	8,898	9,254
Noncontrolling interests	—	4,850

Total equity	8,898	14,104

Total liabilities and equity	$20,172	$30,241

Common shares outstanding	474	525

CAPITAL EXPENDITURES

(in millions)

	Quarter Ended	Nine Months Ended
	September 30, 2018	September 30, 2018
Upstream capital	$523	$1,794
Land and other acquisitions	22	39

Exploration and production (E&P) capital	545	1,833
Capitalized interest	6	41
Other	7	30

Devon capital expenditures	$558	$1,904

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

CORE EARNINGS

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. Accordingly, the company also uses the measures of core earnings and core earnings per share attributable to Devon. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following table summarizes the effects of these items on third-quarter 2018 earnings.

(in millions, except per share amounts)	Quarter Ended September 30, 2018
	Before-tax	After-tax	After Noncontrolling Interests	Per Diluted Share
Continuing Operations
Earnings attributable to Devon (GAAP)	$162	$300	$300	$0.61
Adjustments:
Asset dispositions	(6)	(5)	(5)	(0.01)
Asset and exploration impairments	20	17	17	0.03
Deferred tax asset valuation allowance	—	(130)	(130)	(0.27)
Fair value changes in financial instruments and foreign currency	158	119	119	0.25
Restructuring and transaction costs	11	8	8	0.02

Core earnings attributable to Devon (Non-GAAP)	$345	$309	$309	$0.63

Discontinued Operations
Earnings attributable to Devon (GAAP)	$2,650	$2,263	$2,237	$4.53
Adjustments:
Gain on sale of EnLink and the General Partner	(2,607)	(2,222)	(2,222)	(4.51)

Core earnings attributable to Devon (Non-GAAP)	$43	$41	$15	$0.02

Total
Earnings attributable to Devon (GAAP)	$2,812	$2,563	$2,537	$5.14
Adjustments:
Continuing Operations	183	9	9	0.02
Discontinued Operations	(2,607)	(2,222)	(2,222)	(4.51)

Core earnings attributable to Devon (Non-GAAP)	$388	$350	$324	$0.65

NET DEBT

Devon defines net debt as debt less cash and cash equivalents. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash from Devon to repay debt.

(in millions)
September 30, 2018
Total debt (GAAP)	$6,048
Less cash and cash equivalents	(3,102)

Net debt (Non-GAAP)	$2,946

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

FREE CASH FLOW

Devon defines free cash flow as operating cash flow from continuing operations less capital expenditures. Devon believes that free cash flow provides a useful measure of available cash generated by operating activities for other investing and financing activities.

(in millions)	Quarter Ended September 30, 2018
Operating cash flow from continuing operations	$807
Less capital expenditures:
Upstream capital	(523)
Land and other acquisitions	(22)
Capitalized interest	(6)
Other	(7)

Free cash flow	$249

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE

	Quarter 4
	Low		High
Oil and bitumen (MBbls/d)
U.S.	127		131
Heavy Oil(1)	110	(1)	115	(1)

Retained assets	237		246
U.S. divested assets	6		8

Total	243		254

Natural gas liquids (MBbls/d)
Retained assets	106		110
U.S. divested assets	3		5

Total	109		115

Gas (MMcf/d)
U.S.	950		1,000
Heavy Oil	5		10

Retained assets	955		1,010
U.S. divested assets	25		35

Total	980		1,045

Total oil equivalent (MBoe/d)
U.S.	391		408
Heavy Oil	111		116

Retained assets	502		524
U.S. divested assets	13		19

Total	515		543

(1)	Guidance assumes Jackfish complex curtailments continue throughout December

PRICE REALIZATIONS GUIDANCE

	Quarter 4
	Low	High
Oil and bitumen - % of WTI
U.S.	90%	100%
Canada	10%	20%
NGL - realized price	$23	$28
Natural gas - % of Henry Hub	70%	80%

OTHER GUIDANCE ITEMS

	Quarter 4
($ millions, except Boe and %)	Low	High
Marketing & midstream operating profit	$20	$30
LOE & GP&T per BOE	$9.50	$9.75
Production & Property Tax	$85	$95
Exploration expenses	$25	$35
Depreciation, depletion and amortization	$420	$460
General & administrative expenses	$140	$160
Financing costs, net	$75	$85
Other expenses	$15	$20
Current income tax rate	0%	5%
Deferred income tax rate	20%	25%

Total income tax rate	20%	30%

Average basic share count outstanding (MM)	450	460

CAPITAL EXPENDITURES GUIDANCE

	Quarter 4
(in millions)	Low	High
Upstream capital	$550	$650
Other	5	15

Devon capital expenditures	$555	$665

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

Oil Commodity Hedges

	Price Swaps		Price Collars
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
Q4 2018	93,800	$58.95	110,200	$53.95	$64.49
Q1-Q4 2019	57,130	$59.73	85,904	$54.72	$64.72
Q1-Q4 2020	1,740	$62.88	4,973	$59.94	$69.94

Oil Basis Swaps

	Oil Basis Swaps			Oil Basis Collars
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Differential to WTI ($/Bbl)	Weighted Average Ceiling Differential to WTI ($/Bbl)
Q4 2018	Midland Sweet	23,000	$(1.02)	—	$—	$—
Q4 2018	Argus LLS	12,000	$3.95	—	$—	$—
Q4 2018	Argus MEH	16,000	$2.84	—	$—	$—
Q4 2018	Western Canadian Select	62,109	$(16.41)	1,000	$(15.50)	$(13.93)
Q1-Q4 2019	Midland Sweet	28,000	$(0.46)	—	$—	$—
Q1-Q4 2019	Argus LLS	15,000	$4.88	—	$—	$—
Q1-Q4 2019	Argus MEH	16,000	$2.84	—	$—	$—
Q1-Q4 2019	Western Canadian Select	10,647	$(23.39)	—	$—	$—

Natural Gas Commodity Hedges - Henry Hub

	Price Swaps		Price Collars
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)
Q4 2018	304,000	$2.92	267,000	$2.76	$3.09
Q1-Q4 2019	220,129	$2.81	205,241	$2.65	$3.03
Q1-Q4 2020	9,075	$2.81	14,545	$2.66	$2.96

Natural Gas Basis Swaps

Period	Index	Volume (MMBtu/d)	Weighted Average Differential to Henry Hub ($/MMBtu)
Q4 2018	Panhandle Eastern Pipe Line	120,000	$(0.51)
Q4 2018	El Paso Natural Gas	100,000	$(1.25)
Q4 2018	Houston Ship Channel	110,000	$0.01
Q4 2018	Transco Zone 4	30,000	$(0.03)
Q1-Q4 2019	Panhandle Eastern Pipe Line	74,384	$(0.75)
Q1-Q4 2019	El Paso Natural Gas	130,000	$(1.46)
Q1-Q4 2019	Houston Ship Channel	137,637	$0.01
Q1-Q4 2019	Transco Zone 4	7,397	$(0.03)

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index. Commodity hedge positions are shown as of November 1, 2018.